Frontier Airlines Reports Fourth Quarter 2025 Financial Results
DENVER - February 11, 2026 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported financial results for the fourth quarter and full year 2025 and issued guidance for the first quarter and full year 2026.
Highlights:
•Total revenue was $997 million on capacity which was flat to the corresponding 2024 quarter
•Revenue per available seat mile ("RASM") was 10.17 cents, while RASM on a stage adjusted basis to 1,000 miles was 9.61 cents, slightly higher than the comparable 2024 quarter
•Cost per available seat mile ("CASM") was 9.67 cents, including fuel expense at an average cost of $2.44 per gallon; total operating expenses were $948 million, or $721 million excluding fuel, a non-GAAP measure, resulting in CASM excluding fuel of 7.36 cents
•Net income was $53 million, or $0.23 per diluted share
•Total liquidity was $874 million at year-end, including $220 million from the recently expanded revolving credit facility, representing approximately 23 percent of trailing twelve month revenue
•Announced a non-binding agreement with AerCap Holdings N.V. (“AerCap”) for the early return of 24 A320neo aircraft in the second quarter of 2026 to right size the fleet and enhance the productivity of the airline. Additionally, AerCap will commit to 10 future sale-leaseback transactions for deliveries scheduled in 2028 and 2029, strengthening the parties' long-term partnership
•Reached a non-binding framework agreement with Airbus SAS to adjust the delivery profile of the Company’s orderbook to support a more measured long-term annual growth rate of approximately 10 percent through the deferral of 69 A320neo family aircraft otherwise scheduled to be delivered between 2027 and 2030
•Announced 23 new routes launching in March and April to destinations across the U.S. and Mexico along with 57 previously announced routes launched in late 2025 and early 2026, bolstering Frontier's commitment to be the leading high-value carrier in the top 20 U.S. metros
"As the quarter progressed, we benefited from a more constructive supply-demand environment, which, combined with our revenue management initiatives, supported fourth quarter results that were above guidance, overcoming sector-wide impacts of an extended government shutdown," commented Jimmy Dempsey, President and Chief Executive Officer. "As we look ahead to fiscal 2026, we are encouraged by demand trends and are laser focused on returning Frontier to profitability, strengthening our competitive position and driving enhanced value for our stakeholders. To achieve this, we’re executing a strategy centered on four key priorities: rightsizing our fleet, strengthening our cost discipline, reducing cancellations and improving on-time performance, and maturing customer loyalty."

Fourth Quarter and Full Year 2025 Select Financial Highlights
The following is a summary of fourth quarter and full-year 2025 select financial results, including both GAAP and adjusted (non-GAAP) metrics. Refer to "Reconciliations of Non-GAAP Financial Information" in the appendix of this release.

(unaudited, in millions, except for percentages and per share data)
	Three Months Ended December 31,
	2025		2024
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$997	$997	$1,002	$1,002
Total operating expenses	$948	$948	$957	$957
Pre-tax income	$52	$52	$51	$51
Pre-tax income margin	5.2%	5.2%	5.1%	5.1%
Net income	$53	$53	$54	$54
Earnings per share, diluted	$0.23	$0.23	$0.23	$0.23

(unaudited, in millions, except for percentages and per share data)
	Year Ended December 31,
	2025		2024
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$3,724	$3,724	$3,775	$3,775
Total operating expenses	$3,873	$3,873	$3,717	$3,755
Pre-tax income (loss)	$(134)	$(134)	$86	$49
Pre-tax income (loss) margin	(3.6)%	(3.6)%	2.3%	1.3%
Net income (loss)	$(137)	$(137)	$85	$53
Earnings per share, diluted	$(0.60)	$(0.60)	$0.37	$0.22
Revenue Performance
Total operating revenue for the fourth quarter of 2025 was $997 million on capacity consistent with the 2024 quarter, and an average stage length of 892 miles. RASM was 10.17 cents, while RASM on a stage adjusted basis to 1,000 miles was 9.61 cents, slightly higher than the comparable 2024 quarter, largely driven by the continued progress on the Company's revenue and network initiatives and overall moderation in competitive capacity which helped to overcome the November U.S government shutdown and the resulting FAA flight reduction directive. The Company estimates these two events negatively impacted revenue by approximately $30 million.
Total revenue per passenger was $117, consistent with the corresponding 2024 quarter. Flown load factor was up slightly compared to the corresponding 2024 quarter at 79 percent.
Cost Performance
Total operating expenses for the fourth quarter of 2025 totaled $948 million, including $227 million of fuel expenses at an average cost of $2.44 per gallon. Total adjusted operating expenses (excluding fuel), a non-GAAP measure, were $721 million.
CASM was 9.67 cents in the fourth quarter compared to 9.78 cents in the corresponding 2024 quarter. Adjusted CASM (excluding fuel), a non-GAAP measure, was 7.36 cents, 1 percent lower than the corresponding 2024 quarter, driven largely by sale-leaseback gains on higher fleet induction activity during the quarter, offset by the impact from a 10 percent reduction in average daily aircraft utilization and higher station costs.
Frontier's full-year 2025 adjusted CASM + net interest, a non-GAAP measure, was 9.70 cents. Stage adjusted to 1,000 miles, full-year 2025 adjusted CASM + net interest was 9.30 cents, a relative advantage greater than 40 percent compared to the industry average1.
Earnings
Pre-tax income for the fourth quarter of 2025 was $52 million, reflecting a margin of 5.2 percent.
Net income for the fourth quarter of 2025 was $53 million, or $0.23 per diluted share based on approximately 230 million weighted-average shares outstanding in the quarter. The tax expense generated from pre-tax income was offset by the corresponding release of the cumulative valuation allowance from the utilization of a portion of net operating losses.
Liquidity
Total liquidity as of December 31, 2025 was $874 million, consisting of unrestricted cash and cash equivalents of $654 million and $220 million from the Company's revolving credit facility, which was expanded by $15 million in December 2025. No other changes were made to the contractual terms of the revolving credit facility. Total liquidity at year-end represents approximately 23 percent of trailing twelve month revenue.
Fleet
As of December 31, 2025, Frontier had a fleet of 176 Airbus single-aisle aircraft, as scheduled below, all financed through operating leases that expire between 2027 and 2037.

Equipment	Quantity	Seats
A320ceo	6	180 or 186
A320neo	89	186
A321ceo	21	230
A321neo	60	240
Total fleet	176
Frontier took delivery of 10 A320neo family aircraft during the fourth quarter of 2025, including 7 A320neo aircraft and 3 A321neo aircraft, and 10 PW1100 GTF spare aircraft engines. The aircraft inductions increased the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 85 percent as of December 31, 2025, the highest of all major U.S. carriers. Frontier is "America's Greenest Airline" as measured by fuel efficiency (ASMs per fuel gallon consumed) compared to all other major U.S. carriers, generating 106 ASMs per gallon, consistent with the corresponding 2024 quarter.
Planned Fleet Updates
In early February 2026, as separately announced, the Company reached a non-binding letter of intent with AerCap Holdings N.V. to terminate the leases associated with 24 aircraft currently in operation which were otherwise scheduled to expire in the next two to eight years. These aircraft are expected to be returned in the second quarter of 2026. Additionally, AerCap will commit to 10 future sale-leaseback transactions for deliveries scheduled for the years 2028 and 2029.

Separately, the Company reached a non-binding framework agreement with Airbus SAS to defer the induction of 69 A320neo family aircraft which were otherwise expected to be contractually delivered between 2027 and 2030. The deferred aircraft are rescheduled to be delivered in 2031 through 2033.

The Company expects to finalize the definitive documents for both transactions by the first quarter of 2026 and incur certain one-time expenses associated with the completion of the lease termination agreement.

Upon closing, these fleet modifications, among other identified cost saving opportunities, are targeted to generate annual run-rate cost savings of approximately $200 million by 2027 and moderate the Company's long-term annual capacity growth to approximately 10 percent.
Forward Guidance
The guidance provided below is based on the Company's current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission (the "SEC"). Frontier undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. Further, this guidance excludes special items and the reconciliation of non-GAAP measures to the comparable GAAP measures because such amounts cannot be determined at this time.

The Company's first quarter 2026 adjusted (non-GAAP) diluted per share guidance, as noted below, reflects RASM on a stage adjusted basis to 1,000 miles currently trending to over 10 percent higher compared to the corresponding 2025 quarter, underpinned by a more constructive supply-demand environment and revenue management enhancements. Unit costs are expected to be relatively higher in the first quarter largely driven by fleet growth across lower scheduled utilization. Adjusted CASM (excluding fuel), a non-GAAP measure, is expected to ease as the year progresses as the Company right-sizes its fleet and generates benefits from the targeted cost savings as noted in the prior section. Full-year 2026 per share guidance reflects the expectation of a more constructive supply-demand environment and productivity gains beginning in the second quarter.

The forward guidance estimates are presented in the following table:

	First Quarter	Full Year
	2026(a)	2026(a)
Adjusted (non-GAAP) diluted per share expected results(b)(c)	$(0.26) to $(0.44)	$(0.40) to $0.50
Capacity growth (compared to corresponding prior year period)	(1) to (2) percent	~10 percent
Pre-delivery deposits, net of refunds ($ millions)(d)		$(170) to $(210)
Other capital expenditures ($ millions)(d)(e)		$200 to $250
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(a)Includes guidance on certain non-GAAP measures which excludes, among other things, special items as well as certain one-time expenses associated with the expected completion of the lease termination agreement as disclosed in the Fleet section of this release. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)Based on the blended jet fuel curve on February 3, 2026, resulting in an average fuel cost (including fuel taxes and into-plane costs) of $2.50 per gallon for the first quarter of 2026 and $2.45 per gallon for full year 2026.
(c)Based on estimated weighted average shares outstanding of 229 million shares in the first quarter 2026 and $3 to $5 million expected tax expense; the Company’s actual tax expense may be impacted by varying factors which may include, but are not limited to, the composition of items of income and expense recognized in the respective periods, including the amount of non-deductible or other similar items, the treatment of deferred tax assets and related valuation allowances.
(d)Assumes execution of the non-binding framework agreement with Airbus as disclosed in the Fleet section of this release. The Company expects its pre-delivery deposit balance to be reduced by $170 million to $210 million during the year as a result of the framework agreement, with a similar reduction expected in the related PDP financing facility balance.
(e)Assumes execution of the non-binding LOI with AerCap as disclosed in the Fleet section of this release; other capital expenditures includes capitalized heavy maintenance.

Analyst Call
The Company will host a conference call with analysts to discuss fourth quarter 2025 results today, February 11, 2026, at 11:00 a.m. Eastern Time (USA). Other interested parties may listen to a live, listen-only webcast available on the investor relations section of the Company's website at https://ir.flyfrontier.com/news-and-events/events. The call will also be archived and available for at least 90 days on the investor relations section of the Company's website.
A full transcript of management's prepared remarks to be delivered on this call is available on the investor relations section of the Company's website at the address noted above.

About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (NASDAQ: ULCC) is committed to delivering "Low Fares Done Right." Headquartered in Denver, Colorado, Frontier operates the largest A320neo family fleet in the U.S., which is also among the youngest and most fuel-efficient. With its expanding network, rewarding loyalty program, and bold new product offerings, Frontier is redefining low-fare travel and building The New Frontier as America’s High-Value Airline.
End Notes

1 Industry average weighted by ASMs in each respective period and includes the following carriers: DAL, UAL, AAL, LUV, JBLU, ALK, and ALGT; adjusted CASM + net interest is stage adjusted to 1,000 miles for consistency across all carriers, calculated as adjusted CASM + net interest * square root (stage length/1,000); excludes JBLU and ALGT non-airline costs and DAL third-party refinery costs; includes LUV, UAL and DAL profit sharing; includes UAL third-party business expenses; includes other non-operating costs for the industry.

Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as "expects," "will," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company's operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including tariffs and other trade protection measures, an inflationary environment and potential recession, weakened demand environment, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; disruptions to the Company's flight operations, including due to factors beyond the Company's control, such as adverse weather events or air traffic controller staffing shortages and facility and infrastructure constraints (including as a result of federal government shutdowns); the Company's ability to attract and retain qualified personnel at reasonable costs; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine and the conflict in the Middle East; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company's reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach;

further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; expanded inspection programs and/or heightened maintenance requirements imposed on the Company's aircraft or engines; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned "Risk Factors" in the Company's reports and other documents filed with the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 18, 2025.

Frontier Group Holdings, Inc.
Consolidated Statements of Operations
(unaudited, in millions, except percentages and share and per share amounts)

	Three Months Ended December 31,		Percent Change	Year Ended December 31,		Percent Change
	2025	2024		2025	2024
Operating revenues:
Passenger	$962	$978	(2)%	$3,598	$3,683	(2)%
Other	35	24	46%	126	92	37%
Total operating revenues	997	1,002	—%	3,724	3,775	(1)%

Operating expenses:
Aircraft fuel	227	229	(1)%	929	1,041	(11)%
Salaries, wages and benefits	262	241	9%	1,016	954	6%
Aircraft rent	212	192	10%	748	675	11%
Station operations	186	173	8%	717	637	13%
Maintenance, materials and repairs	59	65	(9)%	209	209	—%
Sales and marketing	41	45	(9)%	159	178	(11)%
Depreciation and amortization	26	19	37%	91	72	26%
Other operating	(65)	(7)	829%	4	(49)	N/M
Total operating expenses	948	957	(1)%	3,873	3,717	4%
Operating income (loss)	49	45	9%	(149)	58	N/M
Other income (expense):
Interest expense	(12)	(9)	33%	(46)	(36)	28%
Capitalized interest	9	8	13%	35	32	9%
Interest income and other	6	7	(14)%	26	32	(19)%
Total other income (expense)	3	6	(50)%	15	28	(46)%
Income (loss) before income taxes	52	51	2%	(134)	86	N/M
Income tax expense (benefit)	(1)	(3)	(67)%	3	1	200%
Net income (loss)	$53	$54	(2)%	$(137)	$85	N/M
Earnings (loss) per share:
Basic (a)	$0.23	$0.24	(4)%	$(0.60)	$0.37	N/M
Diluted (a)	$0.23	$0.23	—%	$(0.60)	$0.37	N/M

Weighted-average common shares outstanding:
Basic (a)	228,785,902	225,191,788	2%	227,773,074	224,333,034	2%
Diluted (a)	229,970,030	227,335,081	1%	227,773,074	226,492,134	1%
__________________
N/M = Not meaningful
(a)In periods of net income, the dilutive impact of the warrants outstanding relating to funding provided pursuant to the CARES Act and related legislation, any non-participating options and unvested restricted stock units are included in the diluted earnings per share calculations. In addition, most of the Company's outstanding options are participating securities and are therefore not expected to be part of the Company's diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company’s earnings per share calculation as they are eligible to participate in the Company's earnings. The participating securities impact has been subtracted from periods presented with positive net income in the computation of basic and diluted earnings per share. As of December 31, 2025, there were 0.2 million outstanding warrants and 0.6 million outstanding options. As of December 31, 2024, there were 3.1 million outstanding warrants and 2.2 million outstanding options.

Frontier Group Holdings, Inc. Selected Operating Statistics (unaudited)
	Three Months Ended December 31,		Percent Change	Year Ended December 31,		Percent Change
	2025	2024		2025	2024
Operating statistics (a)
Available seat miles (ASMs) (millions)	9,803	9,798	—%	39,754	39,871	—%
Departures	51,976	53,807	(3)%	205,622	216,374	(5)%
Average stage length (miles)	892	874	2%	919	894	3%
Block hours	133,400	134,488	(1)%	541,304	554,399	(2)%
Average aircraft in service	169	153	10%	162	146	11%
Aircraft – end of period	176	159	11%	176	159	11%
Average daily aircraft utilization (hours)	8.6	9.6	(10)%	9.2	10.3	(11)%
Passengers (thousands)	8,537	8,558	—%	33,200	33,296	—%
Average seats per departure	210	207	1%	209	205	2%
Revenue passenger miles (RPMs) (millions)	7,736	7,668	1%	31,187	30,630	2%
Load Factor	78.9%	78.3%	0.6 pts	78.4%	76.8%	1.6 pts
Fare revenue per passenger ($)	52.99	48.40	9%	44.60	43.09	4%
Non-fare passenger revenue per passenger ($)	59.78	65.81	(9)%	63.79	67.50	(5)%
Other revenue per passenger ($)	4.06	2.96	37%	3.78	2.79	35%
Total ancillary revenue passenger ($)	63.84	68.77	(7)%	67.57	70.29	(4)%
Total revenue per passenger ($)	116.83	117.17	—%	112.17	113.38	(1)%
Total revenue per available seat mile (RASM) (¢)	10.17	10.23	(1)%	9.37	9.47	(1)%
RASM, stage-length adjusted to 1,000 miles (¢)(c)	9.61	9.57	—%	8.98	8.95	—%
Cost per available seat mile (CASM) (¢)	9.67	9.78	(1)%	9.74	9.32	5%
CASM (excluding fuel) (¢)(b)	7.36	7.44	(1)%	7.41	6.71	10%
CASM + net interest (¢)(b)	9.64	9.71	(1)%	9.70	9.25	5%
Adjusted CASM (¢)(b)	9.67	9.78	(1)%	9.74	9.42	3%
Adjusted CASM (excluding fuel) (¢)(b)	7.36	7.44	(1)%	7.41	6.81	9%
Adjusted CASM (excluding fuel), stage-length adjusted to 1,000 (¢)(b)(c)	6.95	6.95	—%	7.10	6.44	10%
Adjusted CASM + net interest (¢)(b)	9.64	9.71	(1)%	9.70	9.35	4%
Adjusted CASM + net interest, stage-length adjusted to 1,000 (¢)(b)(c)	9.10	9.08	—%	9.30	8.84	5%
Fuel cost per gallon ($)	2.44	2.48	(2)%	2.47	2.73	(10)%
Fuel gallons consumed (thousands)	92,700	92,330	—%	375,527	381,444	(2)%
Full-time equivalent employees	7,656	7,913	(3)%	7,656	7,913	(3)%

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(a)Figures may not recalculate due to rounding
(b)These metrics are not calculated in accordance with GAAP. For the reconciliation to corresponding GAAP measures, see "Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest."
(c)Stage Length Adjusted (SLA) to 1,000 miles: Applicable Operating Statistic * Square root (stage length / 1,000).

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
($ in millions) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss), as reported	$53	$54	$(137)	$85
Non-GAAP Adjustments:
Legal settlement(a)	—	—	—	(38)
Write-off of deferred financing costs(b)	—	—	—	1
Pre-tax impact	—	—	—	(37)
Tax benefit (expense), related to non-GAAP adjustments	—	—	—	—
Valuation allowance(c)	—	—	—	5
Net income (loss) impact	—	—	—	(32)

Adjusted net income (loss)(d)	$53	$54	$(137)	$53

Income (loss) before income taxes, as reported	$52	$51	$(134)	$86
Pre-tax impact	—	—	—	(37)
Adjusted pre-tax income (loss)(d)	$52	$51	$(134)	$49
__________________
(a)During 2024, the Company reached a legal settlement with a former lessor for breach of contract for a total of $40 million. $38 million of the settlement represents a one-time reimbursement of damages incurred and $2 million relates to the reimbursement of previously recorded legal expenses.
(b)During 2024, the Company reduced its existing capacity of the pre-delivery deposit financing facility from $365 million to $135 million. The downsize of the facility resulted in a one-time write-off of $1 million in unamortized deferred financing costs. This amount is a component of interest expense within the consolidated statements of operations.
(c)During 2024, a $5 million non-cash valuation allowance was recorded against the Company's U.S. federal and state net operating loss deferred tax assets, which largely do not expire, mainly as a result of being in a three-year historical cumulative pre-tax loss position, which has no impact on cash taxes and is not reflective of the Company's effective tax rate for deductible net operating losses generated or actual cash tax obligations created.
(d)Adjusted net income (loss) and adjusted pre-tax income (loss) are included as a supplemental disclosure because the Company believes they are useful indicators of its operating performance. Derivations of net income (loss) and pre-tax income (loss) are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.

Adjusted net income (loss) and adjusted pre-tax income (loss) have limitations as analytical tools. Adjusted net income (loss) and adjusted pre-tax income (loss) do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company’s ongoing operations and do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate adjusted net income (loss) and adjusted pre-tax income (loss) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, adjusted net income (loss) and adjusted pre-tax income (loss) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income (loss) and adjusted pre-tax income (loss), including adjusted pre-tax margin, are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including adjusted net income (loss) and adjusted pre-tax income (loss), as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, adjusted net income (loss) and adjusted pre-tax income (loss) have significant limitations which affect their use as indicators of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Total Operating Expenses to Total Operating Expenses (excluding fuel), Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total operating expenses, as reported(a)	$948	$957	$3,873	$3,717
Legal settlement	—	—	—	38
Adjusted total operating expenses(b)	$948	$957	$3,873	$3,755
Aircraft fuel	(227)	(229)	(929)	(1,041)
Adjusted total operating expenses (excluding fuel)(b)	$721	$728	$2,944	$2,714

Total operating expenses, as reported	$948	$957	$3,873	$3,717
Aircraft fuel	(227)	(229)	(929)	(1,041)
Total operating expenses (excluding fuel)(b)	$721	$728	$2,944	$2,676
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(a)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)" above for discussion on adjusting items.
(b)Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in the industry may calculate total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of Net Income (Loss) to EBITDA and EBITDAR and to Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$53	$54	$(137)	$85
Plus (minus):
Interest expense	12	9	46	36
Capitalized interest	(9)	(8)	(35)	(32)
Interest income and other	(6)	(7)	(26)	(32)
Income tax expense (benefit)	(1)	(3)	3	1
Depreciation and amortization	26	19	91	72
EBITDA(a)	75	64	(58)	130
Plus: Aircraft rent	212	192	748	675
EBITDAR(b)	$287	$256	$690	$805

EBITDA	$75	$64	$(58)	$130
Plus (minus)(c):
Legal settlement	—	—	—	(38)
Adjusted EBITDA(a)	75	64	(58)	92
Plus: Aircraft rent	212	192	748	675
Adjusted EBITDAR(b)	$287	$256	$690	$767
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(a)EBITDA and adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the industry.
EBITDA and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments; changes in, or cash requirements for, the Company's working capital needs; or the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's indebtedness or possible cash requirements related to its warrants. Further, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the airline industry may calculate EBITDA and adjusted EBITDA differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(b)EBITDAR and adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolate the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and adjusted EBITDAR should not be viewed as a measure of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.
(c)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)" above for discussion on adjusting items.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Three Months Ended December 31,
	2025		2024
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
Non-GAAP financial data:(a)(b)
CASM		9.67		9.78
Aircraft fuel	(227)	(2.31)	(229)	(2.34)
CASM (excluding fuel)(c)		7.36		7.44

Adjusted CASM (excluding fuel)(c)		7.36		7.44
Aircraft fuel	227	2.31	229	2.34
Adjusted CASM(d)		9.67		9.78
Net interest expense (income)	(3)	(0.03)	(6)	(0.07)
Adjusted CASM + net interest(e)		9.64		9.71

CASM		9.67		9.78
Net interest expense (income)	(3)	(0.03)	(6)	(0.07)
CASM + net interest(e)		9.64		9.71
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(a)Cost per ASM figures may not recalculate due to rounding.
(b)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)" above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Year Ended December 31,
	2025		2024
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
Non-GAAP financial data:(a)(b)
CASM		9.74		9.32
Aircraft fuel	(929)	(2.33)	(1,041)	(2.61)
CASM (excluding fuel)(c)		7.41		6.71
Legal settlement	—	—	38	0.10
Adjusted CASM (excluding fuel)(c)		7.41		6.81
Aircraft fuel	929	2.33	1,041	2.61
Adjusted CASM(d)		9.74		9.42
Net interest expense (income)	(15)	(0.04)	(28)	(0.07)
Write-off of deferred financing costs	—	—	(1)	—
Adjusted CASM + net interest(e)		9.70		9.35

CASM		9.74		9.32
Net interest expense (income)	(15)	(0.04)	(28)	(0.07)
CASM + net interest(e)		9.70		9.25
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(a)Cost per ASM figures may not recalculate due to rounding.
(b)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)" above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of Earnings (Loss) per Share, Diluted to Adjusted Earnings (Loss) per Share, Diluted
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Earnings (loss) per share, diluted, as reported(a)(b)	$0.23	$0.23	$(0.60)	$0.37
Legal settlement	—	—	—	(0.17)
Write-off of deferred financing costs	—	—	—	—
Tax benefit (expense), related to non-GAAP adjustments	—	—	—	—
Valuation allowance	—	—	—	0.02
Adjusted earnings (loss) per share, diluted(c)	$0.23	$0.23	$(0.60)	$0.22
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(a)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)" above for discussion on adjusting items.
(b)Cost per share figures may not recalculate due to rounding.
(c)Adjusted earnings (loss) per share is included as a supplemental disclosure because the Company believes it is a useful indicator of operating performance. Derivations of net income are well-recognized performance measurements in the airline industry that are frequently used by management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the industry.
Adjusted earnings (loss) per share has limitations as an analytical tool. Adjusted earnings (loss) per share does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations and does not reflect the cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate Adjusted earnings (loss) per share differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted earnings (loss) per share should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted earnings (loss) per share, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted earnings (loss) per share has significant limitations which affect its use as an indicator of profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Contacts:

Jennifer F. de la Cruz Corporate Communications Email: JenniferF.DeLaCruz@flyfrontier.com Phone: 720.374.4207	David Erdman Investor Relations Email: David.Erdman@flyfrontier.com Phone: 720.798.5886